UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018.

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5402 South 122nd East Avenue, Tulsa, Oklahoma            74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ___

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 15, 2018, the Company executed the Eighth Amendment Loan Agreement (the “Amendment”) with Midfirst Bank (the “Lender”) related to our Loan Agreement dated as of March 10, 2016, as amended (the “Loan Agreement”). The Amendment modifies the Loan Agreement, extending the termination date until August 15, 2019, reduces the interest rate pricing grid for all floating rate borrowings covered by the Loan Agreement, establishes a new $3,000,000 advancing term loan to be used for capital expansions to increase daily shipping capacity, releases the personal Guaranty of Randall W. White and Carol White, along with other covenant restrictions being lessened. The amendment also includes an adjustment to the Adjusted Funded Debt to EBITDA ratio for covenant compliance.

The foregoing description of the Amendment is not complete and is qualified in all respects subject to the actual provisions of the amendment, a copy of which has been filed as Exhibit 10.01 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)       EXHIBITS

Exhibit Number	Description

10.01	Eighth Amendment Loan Agreement
99.1	Press Release dated 6/21/18

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:	/s/ Randall W. White
Randall W. White
President and Chief Executive Officer

Date: June 21, 2018

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.01	Eighth Amendment Loan Agreement
99.1	Press Release dated 6/21/18